Exhibit 99.1

ToughBuilt Industries Announces Third Quarter 2021 Results

●        Record quarterly revenue of $17.2 million; year-to-date revenue of $45.4 million

●        Company expects full year 2021 revenue in the range of $70-74 million, representing year-over-year growth of 77-87%

Lake Forest, CA, November 15, 2021 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. ("ToughBuilt") (NASDAQ: TBLT; TBLTW), today reported financial results for the third quarter ended September 30, 2021.

ToughBuilt’s Chief Executive Officer, Michael Panosian, commented, “We achieved record sales in the third quarter of 2021 and year-to-date revenue growth of 89% on an adjusted* basis, driven by broad demand for our portfolio of products, international expansion, and accelerated order volume for our new two-in-one scraper/utility knife. Through our new retail partnerships, we expanded our available store count by approximately 1,400 in the quarter, which represents 14,400 total worldwide stores we are able to ship into. Furthermore, we enhanced our capabilities this past quarter with the hiring of several key new logistic professionals and additional engineers and designers. Already, our logistics team was able to secure favorable shipping contracts, in which we expect to realize cost savings and gross margin improvement in the coming quarters.” Mr. Panosian continued, “Additionally, we significantly increased inventory in the third quarter ahead of heavy order volume and shipments expected in the holiday season. Considering our visibility into the end of the year, we are providing guidance on a one-time basis of full year 2021 revenue growth of at least 77-87%.”

Nine Months Ended September 30, 2021 Financial Highlights:

●	Revenues for the nine months ended September 30, 2021, were approximately $45.4 million, an increase of 65% compared to the same period in 2020. On an adjusted* basis, year-over-year revenue growth was 89%. The increase in revenue was primarily the result of wide acceptance of our products in the tool industry by new customers, and follow-on orders from existing customers.

Three Months Ended September 30, 2021 Financial Highlights:

●	Revenues for the third quarter of 2021 increased 3.3% to $17.2 million, compared to $16.7 million in the third quarter of 2020. On an adjusted* basis, year-over-year revenue growth was 30%. The increase in revenue was primarily the result of wide acceptance of our products in the tool industry by new customers, international expansion and accelerated orders for our two-in-one scraper/utility knife.

●	Gross profit decreased to approximately $5.4 million in the third quarter of 2021, compared to approximately $6.8 million in the third quarter of 2020. Gross profit margins for the 2021 third quarter were 31.6%, compared to 21.1% in the second quarter of 2021, and 41.0% in the same period in 2020. Margins continued to be affected by industry-wide supply chain disruptions, which have led to historically high shipping costs, as well as increased materials costs.

●	Freight-in and custom duty fees for the nine months ended September 30, 2021 were capitalized in the third quarter and have been reclassified from cost of goods sold to selling, general, & administrative expenses. The total reclassification amount reflected in the third quarter 2021 was approximately $1.96 million. As a result, gross margin was significantly impacted in the third quarter 2021 from an accounting perspective, but there was no effect on net income or loss.

●	Operating expenses were approximately $16.9 million in the third quarter of 2021, compared to approximately $6.5 million in the third quarter of 2020. The increase in operating expenses was primarily due to increased shipping costs, partly attributed to the reclassification of freight in and custom duty fees, increases in marketing and advertising, and Amazon fees related to Amazon.com sales.

●	Net loss attributable to common stockholders in the third quarter of 2021 was approximately $11.4 million, or approximately $0.09 per share, as compared to net income of approximately $121,000, or flat per share in the third quarter of 2020.

●	Cash and cash equivalents were $31.2 million as of September 30, 2021.

*	adjusted revenue excludes a one-time customer order of approximately $3.4 million in Q3’2020

Full Year 2021 Guidance:

Based on the timing of shipments anticipated in the fourth quarter of 2021, management expects full year 2021 revenue in the range of $70-$74 million, representing 77-87% year-over-year growth, and fourth quarter gross margin improvement as a result of favorable shipping contracts secured in the third quarter of 2021.

Conference Call Information:

Michael Panosian, Chief Executive Officer, and Martin Galstyan, Chief Financial Officer, will host a conference call to review the Company’s financial and operating results at 5:00pm ET today.

To attend the conference call, please dial one of the teleconference numbers below or follow the live audio webcast here: Q3 Earnings Call. Attendees are encouraged to dial in to the conference call at least five minutes prior to the start time.

U.S. TOLL-FREE: 1-855-327-6838

INTERNATIONAL: 1-604-235-2082

To listen to a replay of the conference call, please dial one of the teleconference numbers below. The replay will also be available through the audio webcast link here: Q3 Earnings Call.

REPLAY U.S. TOLL-FREE: 1-844-512-2921

REPLAY INTERNATIONAL: 1-412-317-6671

REPLAY PIN: 10017218

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

NON-GAAP FINANCIAL MEASURES

Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Specifically, we have adjusted our revenues for the three and nine month periods ended September 30, 2020 (a non-GAAP financial measure) in calculating our year-over-year growth of revenues to exclude a one-time order of $3.4 million by a new customer. ToughBuilt considers the use of revenue, on an adjusted basis (a non-GAAP measure), for the three and nine month periods ended September 30, 2020 helpful to investors in assessing our current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain revenues that ToughBuilt does not anticipate to recur on a quarterly basis or which do not reflect ongoing operations. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. A reconciliation of the non-GAAP measure to its GAAP counterpart is included in the Appendix to this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets; (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in our industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xi) our reliance on a single supplier for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

toughbuilt@kcsa.com

Source: ToughBuilt Industries, Inc